UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On June 28, 2024, Lexicon and one of its subsidiaries entered into a sixth amendment (the “Sixth Amendment”) to its loan and security agreement (the “Loan Agreement”) with Oxford Finance LLC and the lenders listed therein extending the interest-only period under the loans thereunder with an amortization date of May 1, 2027, extending the maturity date of the loans thereunder to March 1, 2029, modifying the existing financial covenants relating to net sales of INPEFA® (sotagliflozin) and minimum cash reserves and increasing the final payment due upon prepayment or maturity of the loans thereunder.

The Sixth Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The description of the Sixth Amendment in this Current Report is a summary and is qualified in its entirety by the terms of the Sixth Amendment.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
*†10.1	—	Sixth Amendment to Loan and Security Agreement, dated June 28, 2024, with Oxford Finance, LLC and the lenders listed therein
EX-104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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*    Filed herewith.
†    In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: July 1, 2024	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel